OLSHAN GRUNAMDN FROME & ROSENZWEIG LLP
                                505 Park Avenue
                            New York, New York 10022
                              Tel. (212) 753-7200

                                   May 3, 1996






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re: THE GREAT AMERICAN BACKRUB STORE, INC.- REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

              Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by The Great American BackRub Store, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 690,000 (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares will be issued and sold by the Company (i) in accordance with the Company's 1994 Employee Stock Option Plan (the "Plan") and
(i) various written purchase agreements and written compensation contracts (the "Purchase Agreements").

              We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan, the Purchase Agreements and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

              Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan and the Purchase Agreements, will be duly and validly issued, fully paid and non-assessable; subject to the provisions of Section 630 of the New York Business Corporation Law.

              Please note that this Firm holds 7,500 shares of Common Stock of the Company. In addition, Stephen Irwin, of counsel to this Firm, holds 2,800 shares of Common Stock of the Company.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                               Very truly yours,

                               /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                               ------------------------------------------
                               OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP